TIM COOKSEY OIL, LLC
OPERATING AGREEMENT

THIS AGREEMENT is made and entered into this 25th day of July, 2010, between Tim Cooksey Oil, LLC, an Illinois limited liability company ("Company"), hereinafter designated as "Operator, and the undersigned, "Joint Venturer,@ whether one or more parties the signatory parties hereto other than Operator.

WITNESSETH:

WHEREAS, the parties to this Agreement are owners of oil and gas leases covering and, if so indicated, unleased mineral interests in the tracts of land described in Exhibit "A, and all parties have reached an Agreement to explore and develop these leases and interests for oil and gas as to the extent and as hereinafter provided;

NOW, THEREFORE, in consideration of the above recitals the mutual covenants herein contained and other good and valuable consideration it is agreed as follows:

1. **DEFINITIONS:** As used in this Agreement, the following words and terms shall have the meanings here ascribed to them.

1.1 The words "party" and "parties" shall always mean a party, or parties, to this Agreement.

1.2 The parties to this Agreement shall always be referred to as "it" or "they", whether the parties be corporate bodies, partnerships, associations, or persons real.

1.3 The term "oil and gas" shall include oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons, unless an intent to limit the inclusiveness of this term is specifically stated.

1.4 The term "Unit Area" shall refer to and include all of the oil and gas leasehold interests intended to be developed and operated for oil and gas purposes under this Agreement. Such oil and gas leasehold interests are described in Exhibit "A

1.5 The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Unit Area or as fixed by express agreement of the parties.

1.6 All exhibits attached to this Agreement are made a part of this contract as fully as though copied in full in the contract an are hereby incorporated herein.

1.7 The words "equipment" and "materials" as used here are synonymous and shall mean and include all oil field supplies and personal property acquired for use in the Unit Area.

2. **INTEREST OF JOINT VENTURER:** All income, benefits, costs, expenses and liabilities accruing or resulting from the operation of the premises pursuant to this Agreement, shall be determined, shared and borne by the parties hereto in the following respective proportions: The Joint Venturer's proportionate share of operating expenses and net revenue interest is stated in the attached Exhibit "B".

3. **OPERATOR:** Company shall be the Operator of the Unit Area, and shall conduct and direct and have full control of all operations on the Unit Area as permitted and required by, and within the limits of, this Agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained, or liabilities incurred, except such as may result from gross negligence or from breach of the provisions of this Agreement. This Agreement shall remain in full force and effect for the life of the oil and gas leases which are subjected hereto and any extensions or renewals thereof whether by production or otherwise.

T. C.

4. **NOTICES:** All notices, reports and correspondence required or made necessary by the terms of this Agreement shall be deemed to have been properly served if and when sent by mail or telegraph to any party at his or its address as given in connection with his or its signature hereto. Any party may change his or its address by appropriate written notice to Operator and the other party or parties hereto.

5. **EMPLOYEES:** All employees shall be the employees of Operator. Operator shall carry such Workman's Compensation and Employers' Liability insurance as may be required by the laws of the state in which the above described land is located, provided that Operator shall be a self-insurer as to either or both of such risks if permissible under the laws of such state. No other insurance shall be carried for the benefit of the joint account except by mutual consent of the parties.

6. **OPERATING EXPENSES:** Except as herein otherwise specifically provided, Operator shall promptly pay and discharge all costs and expenses incurred in the development and operation of the Unit Area pursuant to this Agreement and shall charge each of the parties hereto their respective proportionate share of the costs and expenses. Each party shall pay its proportion of all such bills within fifteen (15) days after receipt thereof. If payment is not made within such time, the unpaid balance shall bear interest at the rate of twenty percent (20%) per annum until paid. All such costs in excess of $3,000.00 shall be submitted to Venturers for approval. Such Additional Work, Non-Consent are described in section 13.

7. **OPERATOR'S LIEN:**

7.1 Operator is given a first and preferred lien on the interest of each party covered by this contract, and in each party's interest in oil and gas produced and the proceeds thereof, and upon each party's interest in material and equipment, to secure the payment of all sums due from each such party to Operator. Operator shall have an enforceable lien under the laws of the State where the unit area is located to the same extent as any other contractor

7.2 In the event any party fails to pay any amount owing by it to Operator as its share of such costs and expense within sixty (60) days from receipt thereof, Operator, without prejudice to other existing remedies, is authorized, at its election, to collect from the purchaser or purchasers of oil and gas, the proceeds accruing to the working interest or interests in the Unit Area of the delinquent party up to the amount owing by such party, and each purchaser of oil or gas is authorized to rely upon Operator's statement as to the amount owing by such party.

8. **ACCESS TO UNIT:** Each party shall have access to the Unit Area at all reasonable times, at its sole risk, to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto. Operator shall, upon request, furnish each of the other parties with copies of all drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Unit Area.

9. **TRANSFER OF OPERATIONS:** Should a sale be made by Operator of its rights and interest, the other parties shall have the right within sixty (60) days after the date of such sale, by majority vote in interest, to select a new Operator. If a new Operator is not so selected, the transferee of the present Operator shall assume the duties of and act as Operator. In either case, the retiring Operator shall continue to serve as Operator, and discharge its duties in that capacity under this Agreement, until its successor Operator is selected and begins to function, but the present Operator shall not be obligated to continue the performance of its duties for more than sixty (60) days after the sale of its rights and interests has been completed.

10. **RESIGNATION OF OPERATOR:** Operator may resign from its duties and obligations as Operator at any time upon written notice of not less than sixty (60) days given to all other parties. In this case, all parties to this contract shall select by majority vote in interest, not in numbers, a new Operator who shall assume the responsibilities and duties, and have the rights, prescribed for Operator by this Agreement. The retiring Operator shall deliver to its successor all records and information necessary to the discharge by the new Operator of its duties and obligations.

11. **LIABILITY:** The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Unit Area. Accordingly, the lien granted by each party to Operator in Paragraph 6 is given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association, or to render them liable as partners.

T.C.

12. **AD VALOREM TAXES:** Operator shall render for ad valorem taxation all property subject to this Agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Operator shall bill all other parties for their proportionate share of all tax payments.

13. **ADDITIONAL WORK: NON-CONSENT:**

13.1 If all the parties cannot mutually agree upon the drilling of any well on the Unit Area or upon the reworking, deepening or plugging back of a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities on the Unit Area, any party or parties wishing to drill, rework, deepen or plug back such a well may give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days (except as to the reworking, plugging back or drilling deeper, where a drilling rig is on location, the period shall be limited to forty-eight (48) hours exclusive of Saturday or Sunday) after receipt of the notice within which to notify the parties wishing to do the work whether they elect to participate in the cost of the proposed operation. Failure of a party receiving such a notice to so reply to it within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operations.

13.2 If any party receiving such a notice elects not to participate in the proposed operation (such party or parties being hereafter referred to as "Non-Consenting Party"), then in order to be entitled to the benefits of this section, the party or parties giving the notice and such other parties as shall elect to participate in the operation (all such parties being hereafter referred to as the "Consenting Parties") shall, within thirty (30) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the 48 hour period where the drilling rig is on location, as the case may be) actually commence work on the proposed operation and complete it with due diligence.

13.3 The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions that their respective interest as shown in Paragraph 1, bear to the total interests of all Consenting Parties. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this section results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this section, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interest, all of such Non-Consenting Party's interest in the well, its leasehold operating rights, and share of production therefrom until the proceeds or market value thereof (after deducting production taxes, royalty, overriding royalty and other interest payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

13.4 300% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 300% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this section, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to each Non-Consenting Party had it participated in the well from the beginning of the operations; and

13.5 300% of that portion of the costs and expenses of drilling, reworking, deepening or plugging back, testing and completing, after deducting any cash contributions received, and 300% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

T.C.

13.6 In the case of any reworking, plugging back or deeper drilling operations, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value.

13.7 Within sixty (60) days after the completion of any operation under this section, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized for the sale of the well's working interest production during the preceding month. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased, in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and, if there is a credit balance it shall be paid to such Non-Consenting Party.

13.8 If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it and from and after such reversion such Non-Consenting Party shall own the same interest in such well, the operating rights and working interest therein, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have owned had it participated in the drilling, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operations of said well in accordance with the terms of this Agreement.

13.9 The provision of this section shall have no application whatsoever to the drilling of the initial test well on the Unit Area, but shall apply to all other wells drilled, reworked, deepened, or plugged back, or proposed to be drilled, reworked, deepened, or plugged back, upon the Unit Area subsequent to the drilling of the initial test well.

14. **SALE OF INTEREST:**

14.1 Should any party desire to sell all or any part of its interests under this contract, or its rights and interests in the Unit Area, it shall promptly give written notice to the Operator, with full information concerning its proposed sale, which shall include the name and address of the prospective purchaser (who must be ready, willing and able to purchase), the purchase price, and all other terms of the offer. The Operator shall then have an optional prior right, for a period of ten (10) days after receipt of the notice, to purchase on the same terms and conditions the interest which the other party proposes to sell. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all of its assets, or a sale or transfer of its interests to a subsidiary or parent company, or subsidiary of a parent company, or to any company in which any one party owns a majority of the stock.

14.2 For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this Agreement, and notwithstanding any provisions to the contrary, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

14.2.1 the entire interest of the party in all leases and equipment and production; or

T. C.

14.2.2 an equal undivided interest in all leases and equipment and production in the Contract Area.

14.3 Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this Agreement, and shall be made without prejudice to the right of the other parties.

14.4 If, at any time the interest of any party is divided among and owned by four or more co owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this Agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds hereof.

15. **REVENUE DISTRIBUTION:** Joint Venturer does nominate and appoint Operator as the Joint Venturer's agent and attorney in fact to execute any division orders or transfer orders required by the first purchaser of the crude oil, and to receive for and on behalf of the Joint Venturer all of the Joint Venturer's proportionate share of the proceeds of oil and gas produced, saved and sold from the unit area, to deduct from the proceeds received for the benefit of the Joint Venturer the Joint Venturer's proportionate share of all operating expenses incurred in connection with operation of the unit area, and to remit to the Joint Venturer, monthly, the Joint Venturer's net income. Provided that if the Joint Venturer's gross income attributable to the unit area shall be less than the Joint Venturer's proportionate share of the operating expenses, the Operator will bill the Joint Venturer for the Joint Venturer's proportionate share of any operating expense, and the Joint Venturer shall remit the amount due within fifteen (15) days. Not later than January 31 of each year, the Operator shall provide to the Joint Venturer an accounting statement for the gross income and operating expenses incurred during the preceding calendar year attributable to the Joint Venturer's interest in the unit area. Operator's authority to receive proceeds of oil and gas sold for Joint Venturer shall remain in effect for as long as Operator shall elect. Or Joint venturer can elect to receive revenue directly for the oil and gas buyer. Venturer will receive a bill for the Joint Venturer's proportionate share of all operating expenses. Venturer shall remit the amount due within fifteen (15) days.

16. **ACCOUNTING PRINCIPALS:** Operator shall manage the affairs of the lease and maintain the wells in proper condition. Operator shall maintain accurate books and records as to all income and expenses, consistent with good accounting principals. Joint Venturer shall have a right of access to the Operator's books and records with respect to the unit area, at reasonable times and after reasonable notice. The books and records shall be made available at Operator's regular and customary place of business. Any costs or expenses incurred in connection with review, examination, audit or photocopying of the books and records shall be paid by the Joint Venturer.

17. **NO PARTNERSHIP:** The parties hereto agree and understand that they are not partners and each of the parties hereto hereby elects, under the authority of Section 761(a) of the Internal Revenue Code of 1954, to be excluded from the application of all of the provisions of Sub Chapter "K" of Chapter "1" of sub Title "A" thereof.

18. **ENTIRE AGREEMENT:** This Agreement constitutes the entire agreement between the parties hereto; and the Agreement shall not be modified, amended, altered or changed except by a written agreement signed by all the parties hereto.

19. **VALIDITY:** Should any of the provisions of this Agreement, for any reason whatsoever, fail or be declare invalid by final judgment or decree in any Court of competent jurisdiction, such failure or invalidity shall not defeat or impair any of the remaining provisions herein contained, but this Agreement shall be construed as if such provision or provisions so failing and so declared were not herein included.

20. **ATTORNEY'S FEES:** In any action or proceeding by any of the parties to this Agreement against another party to this Agreement to enforce the provisions of this Agreement or any exhibits attached hereto or construction or other contracts relating hereto, or to recover payment of any claim under or to recover damages for the breach of any provisions of any of the foregoing, the successful party shall be entitled to recover from the other party all costs and expenses in any such action, including a reasonable attorney's fee to be fixed by the Court in such action or proceeding.

T.G.

21. **GOVERNING LAW:** This Agreement shall be construed according to the laws of the State of Illinois.

22. Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

23. **SUCCESSORS:** This Agreement shall inure to the benefit of all parties, and be binding upon their successors, assigns or representatives.

24. **EXECUTION:** This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS whereof the undersigned have executed this Agreement on the date above provided.

OPERATOR: TIM COOKSEY OIL, LLC

TIM COOKSEY, Sole Member

CHARLES PRIOR LEASE, SEE ATTACHMENT, 1.57% WI

(printed name)>>>> Investor: Future Energy Corp.

(signature)>> By: ______
George Paquet, President

840 23rd St
St. Georges de Beauce, QC
Canada G5Y 4N6

EXHIBIT "A"

Oil and Gas Lease from Franklin County Mining Oil & Gas Trust, Lessor, covering the Charles Prior #3A, located in and covering the:

West Half of the Southwest Quarter of Section 8, Franklin County, Illinois (W ½ of SW ¼ Sec. 8 T7S, R4E)

T.C.

EXHIBIT "B"

The operating and pumping fees on The Charles Prior Lease are estimated to be $1,500.00 per month. Your 1.57% Working Interest will be $23.55 per month. This will not include saltwater disposal.

T.C.